UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which immediately appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. The closure of SVB represents the second largest bank failure in the history of the United States. On Sunday, March 12, 2023, the U.S. Treasury, the Federal Reserve Board, and the FDIC announced a set of extraordinary actions to ensure that SVB depositors have access to all of their money starting on Monday, March 13, 2023.

SVB provided commercial and private banking products and services to various industries, including technology, life science, and healthcare. According to SVB Financial Group's fourth quarter 2022 earnings slides filed with the SEC on January 19, 2023, early stage life science/healthcare and life science/healthcare companies represented an aggregate of 12% of its approximately $173 billion in total deposits as of December 31, 2022. Additionally, SVB’s slides highlighted that early stage life science/healthcare and life science/healthcare companies represented an aggregate of 36% of $168 billion in its off-balance sheet funds, including managed funds, sweep funds, and repo funds.

Alexandria Real Estate Equities, Inc. (“Alexandria”) does not have any bank accounts with SVB, does not have any loans to or from SVB, and does not have any other amounts due to or due from SVB. Alexandria has one lease in the Greater Boston market, aggregating 32,152 rentable square feet, to an affiliate of SVB, that was in place at a recently acquired operating property. As of December 31, 2022, Alexandria's annual rental revenue associated with this SVB lease was $1.7 million, or 0.08% of total annual rental revenue. As of March 13, 2023, there were no amounts due to Alexandria under this lease.

Alexandria has a high-quality and diverse list of client tenants primarily in the life science industry. Also, as of December 31, 2022, Alexandria held venture investments in publicly traded and privately held entities primarily involved in the life science, agtech, and technology industries. As of December 31, 2022, Alexandria’s venture investments had gross unrealized gains of $506.4 million and gross unrealized losses of $109.4 million on a cost basis of $1.2 billion, or 2.9% of total gross assets.

Although Alexandria does not have investments in any venture funds led by SVB and/or its affiliates, some tenants and venture investments may have banking relationships or other business relationships with SVB. In addition, some of Alexandria’s leases require tenants to provide security deposits to cover certain lease obligations. If a tenant fulfills its lease obligations through the term of its lease, Alexandria will return the security deposit to the tenant. A portion of these security deposits take the form of letters of credit, some of which were issued by SVB and/or its affiliates. To the extent certain tenants have provided a letter of credit issued by SVB and/or its affiliates, Alexandria will be working with such tenants to replace their letters of credit with another acceptable security deposit as required under their lease agreement. As of March 10, 2023, the aggregate security deposits in the form of letters of credit issued by SVB and/or its affiliates to Alexandria aggregate $108.3 million.

Alexandria has one of the strongest balance sheets in the REIT industry as of December 31, 2022, highlighted by:
•Investment-grade credit ratings that rank in the top 10% among all publicly traded U.S. REITs;
•$5.3 billion of liquidity;
•No debt maturities prior to 2025; and
•99.4% of debt has a fixed interest rate.

Please refer to Alexandria’s most recent earnings press release and supplemental information and Form 10-K filing for additional information. Key highlights include the following:
•48% of Alexandria’s total annual rental revenue in effect as of December 31, 2022, was from investment-grade rated or large cap publicly traded tenants;
•90% of Alexandria’s top 20 tenants annual rental revenue in effect as of December 31, 2022 was from investment-grade or large cap publicly traded large cap tenants;
•$7.6 million in tenant receivables were outstanding as of December 31, 2022;
•99.4% of January 2023 tenant rent and receivables were collected as of January 30, 2023;
•99.7% of February 2023 tenant rent and receivables were collected as of March 10, 2023;
•98.2% of March 2023 tenant rent and receivables were collected as of March 10, 2023;
•99.3% of January, February, and March 2023 tenant rent and receivables were collected as of March 10, 2023; and
•94.8% occupancy of operating properties in North America as of December 31, 2022.

As of December 31, 2022, Alexandria’s annual rental revenue in effect consisted of the following:

•21% Life Science Product, Service, and Device;	•10% Public Biotechnology – Preclinical or Clinical Stage;
•18% Multinational Pharmaceutical;	•9% Private Biotechnology;
•15% Public Biotechnology – Approved or Marketed Product;	•9% Investment-Grade and Large Cap Tech/Office;
•11% Institutional (Academic/Medical Non-Profit, and U.S. Government);	•5% Future Change in Use; and
•2% Other.
Other key highlights include the following:
•In February 2023, Alexandria issued $1 billion in unsecured senior notes payable with an average coupon rate of 4.95% and an average maturity of 21 years.
•Over the next three years, Alexandria expects $655 million of annual incremental net operating income from completion of development and redevelopment projects that are 72% leased.

On Sunday, March 12, 2023, the New York Department of Financial Services announced that it had closed New York-based Signature Bank and appointed the FDIC as a receiver. Alexandria has not identified any direct exposure to Signature Bank, including letter of credit exposure.

It is too early to know if the failures of SVB and Signature Bank will lead to other bank failures or difficulties in the banking sector in the United States. Alexandria will continue to monitor this situation closely and expects to report on any significant direct or indirect impacts to its financial condition and/or operating results that are identified with respect to the SVB failure or, as applicable, other bank failures.

The information contained in this Current Report on Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements may include words such as “forecast,” “projects,” “estimates,” “anticipates,” “goals,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

March 13, 2023	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
President and Chief Financial Officer